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                                                                  EXHIBIT 10.6.2

                               AMENDMENT OF LEASE

     THIS AMENDMENT, made as of the 10th day of December, 1996, by and between G-H-G REALTY COMPANY, having an office at 360 West 31st Street, New York, New York 10019 ("Landlord"), and KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation and the successor by merger to KATZ TYPOGRAPHERS, INC., having an office at 360 West 31st Street, New York, New York 10019 ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, by Agreement of Lease dated as of September 27, 1995 (the "Lease"), Landlord did demise and let unto Tenant and Tenant did hire and take the entire eighth floor and a portion of the ground floor (the "Original Premises") as more particularly identified in the Lease, in the building ("Building") known by the street address 360 West 31st Street, New York, New York; and

     WHEREAS, Tenant desires to hire and take an additional piece of space ("Additional Premises") on the seventh floor of the Building, as shown on the floor plan annexed hereto as Exhibit A and made a part hereof, and Landlord is agreeable thereto on the terms and conditions hereinafter set forth.

     WHEREAS, Landlord and Tenant desire to further amend the Lease as set forth herein.

     NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Commencing as of the date Landlord substantially completes Landlord's Work (as hereinafter defined) described on the plans and specifications annexed hereto as Exhibit B and delivers possession of the Additional Premises to Tenant in accordance with this Amendment (the "Effective Date"), (i) the premises shall consist of both (a) the Original Premises and (b) the Additional Premises as shown on the floor plan annexed hereto as Exhibit A and made a part hereof, (ii) the term "the demised premises" in the Lease shall be deemed to include the Original Premises and the Additional Premises and (iii) Schedule A of the Lease shall be deemed to include Exhibit A annexed to this Amendment.

     2.  As of the Effective Date the Lease is hereby amended as follows:

          (i) with respect to the Additional Premises only, Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") at the annual rate of: One Hundred Forty Thousand One Hundred Thirty Seven and 50/100 ($140,137.50) Dollars per annum ($11,678.13 per month) for the period from the Effective Date through and including March 31, 2002; and One Hundred Fifty Five Thousand Two Hundred Eighty Seven and 50/100 ($155,287.50) Dollars per annum ($12,940.63 per month) for the period from April 1, 2002 through and including the Expiration Date.

          (ii) Notwithstanding anything to the contrary contained herein, provided Tenant is not in default of any of the terms, covenants or conditions of this Lease, with respect to the Additional Premises only, the fixed annual rent payable hereunder shall be wholly abated for the period commencing on the Effective Date and ending on the 90th day thereafter and partially abated by the amount of $1,459.76 per month for the twenty-four
     (24) month period commencing on the 90th day after the Effective Date and expiring 24 months thereafter.

          (iii) Landlord shall prepare the Additional Premises for Tenant's occupancy according to the plans and specifications annexed hereto as Exhibit B and made a part hereof at Landlord's sole cost and expense (such work is referred to as the "Landlord's Work"). Tenant and its representatives shall have the right to inspect the Landlord's Work at reasonable intervals prior to its completion in order to determine that the work is being performed in accordance with the plans and specifications. The parties recognize that the Effective Date will most likely occur on a date when the outside temperature will not be warm enough to permit testing of the air conditioning system installed by Landlord, and accordingly
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     evaluation of the proper installation of the new supplemental air-conditioning system installed by Landlord and serving the Additional Premises shall survive beyond the Effective Date to such date when the outside temperature will permit proper testing of such system.

          (iv) As set forth in paragraph 3.01(b) "Tenant's Proportionate Share" shall be increased from 7.76% to 10.21% by virtue of the addition of the Additional Premises.

          (v) As set forth in paragraph 3.01(i) "Wage Rate Multiple" shall be increased from 23,959 to 31,534 by virtue of the addition of the Additional Premises. Notwithstanding the foregoing, if the Effective Date occurs prior to July 1, 1997, in calculating the additional rent payable under Section 3.02, the Wage Rate Multiple shall continue to be 23,959 until June 30, 1997, after which date it shall be 31,534.

     3. If Landlord is unable to give possession of the Additional Premises because of the holding over or retention of possession of any tenant, undertenant or occupants or for any other reason, Landlord shall not be subject to any liability for failure to give possession and the validity of the Lease or this Amendment shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of the Lease. The provisions of this paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. Notwithstanding the foregoing, if Landlord is unable to substantially complete Landlord's Work and deliver possession of the Additional Premises as provided for in this Agreement by July 31, 1997, subject to force majeure, then Tenant as its sole and exclusive remedy hereunder, shall have the right to terminate this Amendment of Lease Agreement only and the lease of the Additional Premises only by notice to Landlord delivered not later than August 15, 1997, unless Landlord substantially completes Landlord's Work and delivers possession of the Additional Premises in accordance with this Agreement prior to such date.

     4. Tenant represents and warrants that it has dealt with no broker other than S.L. Green Real Estate in connection with this Amendment and Tenant does hereby agree to indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent* who shall claim to have dealt with Tenant in connection with this Amendment. Tenant specifically represents and warrants to Landlord that it had no dealings with Helmsley-Spear Inc. or Koll Management Services, Inc., in connection with this Amendment and based upon the truth of such representation and warranty, the indemnity contained in the foregoing sentence shall not include claims by such brokers arising out of any agreement for additional space which they may have had with Landlord with respect to the lease for the Original Premises.

     5. As modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

     6. Unless otherwise expressly stated herein all defined terms used herein shall have the meanings ascribed thereto under the Lease.

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* other than S.L. Green Real Estate.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                          G-H-G REALTY COMPANY,
                                          Landlord

                                          By: /s/ BRUCE GITTLIN
                                            ------------------------------------
                                            Partner

                                          KATZ DIGITAL TECHNOLOGIES, INC.
                                          Tenant

                                          By: /s/ GARY KATZ
                                            ------------------------------------
                                            President

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